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Consent of Independent Registered Public Accounting Firm

The Hackett Group, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos.  333-87749 and 333-32342) and Form S-8 (Nos.  333-69951, 333-90635, 333-39460, 333-64542) of The Hackett Group, Inc. of our reports dated March 18, 2015, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting of The Hackett Group Inc., which appear in this Form 10-K. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of January 2, 2015.

/s/ BDO USA, LLP

Miami, Florida

March 18,  2015

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

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